EXHIBIT 23.1


            WEDIT
Deloitte & Touche
-----------------                       ----------------------------------------
        [GRAPHIC]                       Deloitte & Touche GmbH
                                        Wirtschaftsprufungsgesellschaft





                       CONSENT OF DELOITTE & TOUCHE GMBH



     We hereby consent to the incorporation by reference to the Registration Statements on Form S-8 (Registration Number 333-84453 and 333-54580) of our report dated March 31, 2001 on our audits of the consolidated financial statements of iQ Power Technology, Inc. and its subsidiaries as of December 31, 1999 and 2000, which report is included in the Annual Report on Form 10-KSB of iQ Power Technology, Inc. for the year ended December 31, 2000.



Deloitte & Touche GmbH
/s/ Deloitte & Touche GmbH
Munich, Germany   Deloitte & Touche GmbH
                  Wirtschaftsprufungsgesellschaft


May 8, 2001